UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 10, 2009

Inter Parfums, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated August 10, 2009, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed pursuant to this Item 2.02. They are as follows:

•           The 1st, 2nd, 3rd and 4th paragraphs, all relating to income and expense for the second quarter and the six months ended June 30, 2009

•           The 8th paragraph relating to sales mix, foreign currency effect, foreign currency hedging and foreign currency gains for the second quarter and the six months ended June 30, 2009

•           The 11th paragraph relating to the conference call to be held on August 11, 2009

•           The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated August 10, 2009, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

•           The 5th and 6th paragraphs relating to proposed launches and proposed international distribution of United States operations and anticipated effect on sales of United States operations

•           The 7th paragraph relating to existing product launch and proposed product launches of European operations

•           The 9th paragraph relating to anticipated seaonality and related matters, and 2009 guidance and related matters

•           The 13th paragraph relating to forward looking information.

•           The balance of such press release not otherwise incorporated by reference in Item 2.02 or Item 8.01

Item 8.01. Other Events.

Certain portions of our press release dated August 10, 2009, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed  pursuant to this Item 8.01. They are as follows:

•           The 10th paragraph relating to payment of quarterly dividends

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: August 10, 2009

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President